SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - November 2, 1998

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

        Connecticut                         001-13135           06-1475343
     (State or other                        (Commission         (IRS Employer
    jurisdiction of incorporation)          File Number)        Identification
                                                                       No.)

  One State Street, Hartford, Connecticut                  06102-5024
 (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)




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Item 5.  Other Events

On November 2, 1998, HSB Group, Inc. (the "Company") issued a press release reporting its declaration of a dividend of 42 cents per share, payable on January 28, 1999. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99. Press release dated November 2, 1998.



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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              HSB Group, Inc.


Dated:  November 2, 1998                      /s/ R. Kevin Price
                                              R. Kevin Price
                                              Senior Vice President
                                              and Corporate Secretary